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EXHIBIT 5.1

June 21, 2004

DepoMed, Inc.
1360 O'Brien Drive
Menlo Park, CA 94025

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Depomed, Inc., a California corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 21, 2004, for the purpose of registering under the Securities Act of 1933, as amended, of (i) 3,500,000 shares of the Company's Common Stock, no par value, issuable under the Company's 2004 Equity Incentive Plan (the "Incentive Plan") and (ii) 500,000 shares of its Common Stock under the Company's 2004 Employee Stock Purchase Plan (the "Purchase Plan"). The Incentive Plan and the Purchase Plan are collectively referred to herein as the "Plans." All 4,000,000 shares of Common Stock issuable under the Plans are collectively referred to herein as the "Shares."

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

  (a)
  The Amended and Restated Articles of Incorporation of the Company, as amended, certified by the California Secretary of State as of June 9, 2004, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

  (b)
  The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

  (d)
  A Certificate of Status - Domestic Corporation relating to the good standing of the Company in the State of California, issued by the Secretary of State of the State of California on June 10, 2004; a California Franchise Tax Board letter, dated June 10, 2004, relating to the good standing of the Company with that agency; and a letter from Corporation Service Company, dated June 21, 2004, to the effect that as of the opening of business on June 21, 2004, the Secretary of State of the State of California and the California Franchise Tax Board had confirmed to it the good standing of the Company in the State of California.

  (e)
  The Registration Statement;

  (f)
  The Plans; and

  (g)
  An electronic mail message from Continental Stock Transfer & Trust Company, the Company's transfer agent, dated June 18, 2004, as to the number of shares of the Company's Common Stock that were outstanding on June 17, 2004.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ HELLER EHRMAN WHITE & MCAULIFFE LLP

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  EXHIBIT 5.1